The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










January 12, 2006

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts
each representing Five Ordinary Shares
of Hong Kong Construction (Holdings)
Ltd.
 (Form F-6 File No. 33-90370)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value to HK$ 0.01.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised par value change for Hong Kong Construction (Holdings) Ltd.

The Prospectus has been revised to reflect
the new par value from HK$ 1.00 to HK$
0.01

 EFFECTIVE October 5, 2005, THE
COMPANYS PAR VALUE HAS CHANGED
	 FROM HK$1.00 TO HK4 0.01

Please contact me with any questions or
comments at 212 815-2276.


Violet Pagan
Assistant Vice President
The Bank of New York - ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)